D1091430

LLC-1A

File # 201126210104

State of California
Secretary of State

Limited Liability Company
Articles of Organization - Conversion

ENDORSED - FILED
in the office of the Secretary of State of the State of California

SEP 19 2011

IMPORTANT — Read all instructions before completing this form.

This Space For Filing Use Only

Converted Entity Information

1. NAME OF LIMITED LIABILITY COMPANY (End the name with the words "Limited Liability Company," or the abbreviations "LLC" or "L.L.C." The words "Limited" and "Company" may be abbreviated to "Ltd." and "Co.," respectively.)

CAPMARK FINANCE LLC

2. THE PURPOSE OF THE LIMITED LIABILTY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)

☐ ONE MANAGER ☒ MORE THAN ONE MANAGER ☐ ALL LIMITED LIABILITY COMPANY MEMBER(S)

4. MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE	CITY	STATE	ZIP CODE
116 Welsh Road	Horsham	PA	19044

5. NAME OF AGENT FOR SERVICE OF PROCESS (Item 5: Enter the name of the agent for service of process. The agent may be an individual residing in California or a corporation that has filed a certificate pursuant to California Corporations Code section 1505. Item 6: If the agent is an individual, enter the agent's business or residential address in California. Item 7: If the converting entity is a California limited partnership, enter the mailing address of the individual or corporate agent. Check the box and omit the mailing address if the agent's mailing address is the same as the address in Item 6.)

Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service

6. **IF AN INDIVIDUAL**, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA	CITY	STATE	ZIP CODE
		CA	

7. MAILING ADDRESS OF AGENT FOR SERVICE OF PROCESS	CITY	STATE	ZIP CODE

☐ THE MAILING ADDRESS OF THE AGENT FOR SERVICE OF PROCESS IS THE SAME AS THE AGENT'S BUSINESS OR RESIDENTIAL ADDRESS IN ITEM 6.

Converting Entity Information

8. NAME OF CONVERTING ENTITY

Capmark Finance Inc.

9. FORM OF ENTITY	10. JURISDICTION	11. CA SECRETARY OF STATE FILE NUMBER, IF ANY
corporation	California	0609343

12. THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE	AND	THE PERCENTAGE VOTE REQUIRED OF EACH CLASS
1,250 Common Shares		100%

Additional Information

13. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

14. I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

September 19, 2011
DATE

[signature]
SIGNATURE OF AUTHORIZED PERSON

William C. Gallagher, President
TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

[signature]
SIGNATURE OF AUTHORIZED PERSON

Thomas L. Fairfield, Acting Chief Financial Officer
TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON